UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 11, 2009

Bryn Mawr Bank Corporation

(Exact Name of Registrant as specified in its charter)

Pennsylvania	0-15261	23-2434506
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lancaster Avenue, Bryn Mawr, PA 19010

Registrant’s telephone number, including area code: 610-525-1700

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)	Compensatory Arrangements

On September 11, 2009, the Compensation Committee of Bryn Mawr Bank Corporation (the “Corporation”), approved a compensation package, for Francis J. Leto in connection with Mr. Leto’s role as head of the Wealth Management Division of The Bryn Mawr Trust Company (the “Bank”) and Executive Vice President of the Bank. Mr. Leto also serves as a member of the board of directors of both the Corporation and the Bank.

Under the approved compensation package, Mr. Leto will receive an annual salary of $240,000 which will be paid retroactively from July 20, 2009. Mr. Leto will also receive a 2009 fiscal year end bonus of at least $40,000. Additionally, Mr. Leto will enter into the Bank’s standard Executive Change-of-Control Severance Agreement, which will provide for severance benefits to Mr. Leto in the event of a Change of Control. Other terms of Mr. Leto’s compensation package remain to be finalized.

Mr. Leto’s employment with the Bank will be for no specified period of time and will be on an at-will basis and his compensation package will be reviewed annually by the Corporation’s Compensation Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRYN MAWR BANK CORPORATION

By:	/s/ Robert J. Ricciardi
Robert J. Ricciardi, Secretary

Date: September 16, 2009